EXHIBIT 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HUBCO, INC.

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated July 1, 1996 included in HUBCO's Current Report on Form 8-K filed on August 22, 1996 and to all references to our firm included in this Registration Statement.


                               ARTHUR ANDERSEN LLP

Roseland, New Jersey
November 1, 1996